EXHIBIT 31.2

Certification Pursuant to Section 302 of

the Sarbanes-Oxley Act of 2002

I, Bryan L. Barker, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Macatawa Bank Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 29, 2024

/s/ Bryan L. Barker
Bryan L. Barker
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)